UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On May 31, 2011, the Board of Director of Mistras Group, Inc. (the “Company”) approved changes to the Company’s compensation plan for non-employee directors of the Company. Under the revised plan, which became effective for fiscal year 2012, which began June 1, 2011, non-employee directors receive an annual retainer of $30,000 plus an annual grant of $40,000 of Company common stock. The annual fees for the committee chairs remain the same: $10,000 per year for the Audit Committee chairperson and $7,500 per year for each of the Compensation Committee chairperson and the Corporate Governance Committee chairperson. The $30,000 retainer and committee chair fees are paid quarterly in cash, or at the director’s election, in shares of Company common stock. The stock grant will be made once a year promptly after the annual shareholders meeting.

In connection with the revised plan, the Board of Directors approved the vesting as of June 1, 2011 of all restricted stock awards granted to non-employee directors under the plan in fiscal 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: June 3, 2011	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary